Exhibit 5.1
                                                       Jillian Ivey Sidoti, Esq.
                                                              34721 Myrtle Court
                                                            Winchester, CA 92596
                                                                  (323) 799-1342
                                                       jillian@jilliansidoti.com
                                                           www.jilliansidoti.com
                                                                  CA Bar #244269
October 10, 2008

Ventura Assets Limited
Board of Directors
c/o Hasmik Yaghobyan
2241 Flintridge Dr.
Glendale, CA 91206

         In re: Ventura Assets Limited, Inc. S-1 Registration Statement

To whom it may concern:

     I have been retained by Ventura Assets Limited, a Colorado corporation (the "Company"), in connection with the Registration Statement (the "Registration Statement") on Form S-1, to be filed by the Company with the U.S. Securities and Exchange Commission relating to the offering of securities of the Company. You have requested that I render my opinion as to whether or not the securities offered hereby by the selling stockholders as set forth in the Registration Statement have been validly authorized, are legally issued, fully paid and non-assessable.

     In connection with the request, I have examined the following:

     1.   Certificate of Incorporation of the Company;
     2.   Bylaws of the Company;
     3.   The Registration Statement; and
     4.   Unanimous consent resolutions of the Company's Board of Directors.

     I have examined such other corporate records and documents and have made such other examinations, as I have deemed relevant.

     Based on the above examination, I am of the opinion that the securities of the Company to be sold pursuant to the Registration Statement have been validly authorized and legally issued as fully paid and non-assessable shares under the corporate laws of the State of Colorado, including the statutory provisions and all applicable provisions of the Colorado Constitution, and the reported judicial cases interpreting those laws currently in effect.

     I consent to my name being used in the Registration Statement as having rendered the foregoing opinion and as having represented the Company in connection with the Registration Statement.

Sincerely,

Jillian Ivey Sidoti